                                                                    EXHIBIT 12.3

           COMPUTATION OF NET INTEREST MARGIN AND NET INTEREST SPREAD

                   FOR THE THREE MONTHS ENDING MARCH 31, 1997

                                                                                                      INTEREST
                                                                                     INTEREST          BEARING
                                                                                  EARNING ASSETS     LIABILITIES
                                                                                  ---------------  ---------------
DECEMBER 31, 1996...............................................................    1,458,020,871    1,399,761,466
JANUARY 31, 1997................................................................    1,470,263,105    1,408,450,705
FEBRUARY 28, 1997...............................................................    1,478,999,648    1,404,348,086
MARCH 31, 1997..................................................................    1,477,689,274    1,412,241,375
                                                                                  ---------------  ---------------
                                                                                    5,884,972,898    5,624,801,632
                                                                                  ---------------  ---------------
DIVIDE BY NUMBER OF MONTHS......................................................                4                4
                                                                                  ---------------  ---------------
AVERAGE.........................................................................    1,471,243,225    1,394,950,408
INTEREST INCOME (EXPENSE) FOR QUARTER...........................................       29,648,000      (18,596,000)
                                                                                  ---------------  ---------------
AVERAGE INTEREST RATE(1)........................................................             8.17%            5.36%
NET INTEREST INCOME.............................................................                        11,052,000
                                                                                                   ---------------
NET INTEREST SPREAD(2)..........................................................                              2.81%
                                                                                                   ---------------
NET INTEREST MARGIN(3)..........................................................                              3.05%
                                                                                                   ---------------

------------------------

(1) TOTAL INTEREST INCOME (EXPENSE) DIVIDED BY AVERAGE EARNING ASSETS (LIABILITIES).

(2) AVERAGE YIELD ON ALL INTEREST EARNING ASSETS DURING THE PERIOD, MINUS AVERAGE RATE PAID ON ALL INTEREST-BEARING LIABILITIES DURING THE PERIOD.

(3) NET INTEREST INCOME, DIVIDED BY THE MONTHLY AVERAGE OF INTEREST-EARNING ASSETS.

                                                                    EXHIBIT 12.3

           COMPUTATION OF NET INTEREST MARGIN AND NET INTEREST SPREAD

                   FOR THE THREE MONTHS ENDING MARCH 31, 1998

                                                                         MONTHLY AVERAGE        MONTHLY AVERAGE
                                                                        INTEREST EARNING       INTEREST BEARING
                                                                             ASSETS               LIABILITIES
                                                                      ---------------------  ---------------------
JANUARY 31, 1998....................................................        1,757,280,704          1,695,111,597
FEBRUARY 28, 1998...................................................        1,712,066,199          1,648,634,072
MARCH 31, 1998......................................................        1,737,890,023          1,668,905,834
                                                                      ---------------------  ---------------------
                                                                            5,207,236,926          5,012,651,503

DIVIDE BY NUMBER OF MONTHS..........................................                    3                      3
                                                                      ---------------------  ---------------------
AVERAGE.............................................................        1,735,745,642          1,670,883,834
INTEREST INCOME (EXPENSE) FOR QUARTER...............................           34,770,000            (22,900,000)
                                                                      ---------------------  ---------------------
AVERAGE INTEREST RATE(1)............................................                 8.12%                  5.56%
NET INTEREST INCOME.................................................                                  11,870,000
NET INTEREST SPREAD(2)..............................................                                        2.56%
NET INTEREST MARGIN(3)..............................................                                        2.77%

------------------------

(1) TOTAL INTEREST INCOME (EXPENSE) DIVIDED BY AVERAGE EARNING ASSETS (LIABILITIES).

(2) AVERAGE YIELD ON ALL INTEREST EARNING ASSETS DURING THE PERIOD, MINUS AVERAGE RATE PAID ON ALL INTEREST-BEARING LIABILITIES DURING THE PERIOD.

(3) NET INTEREST INCOME, DIVIDED BY THE MONTHLY AVERAGE OF INTEREST-EARNING ASSETS.